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                                                                    EXHIBIT 5.02

                        [Fenwick & West LLP Letterhead]



                                 August 28, 2002

Flextronics International Ltd.
36 Robinson Road, #18-01
City House
Singapore 06887

Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-3 (the "REGISTRATION STATEMENT") filed by Flextronics International Ltd., a corporation organized under the laws of the Republic of Singapore (the "COMPANY"), on or about June 6, 2002, with the Securities and Exchange Commission (the "COMMISSION") in connection with the registration under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the proposed issuance and sale, from time to time by the Company of its (a) ordinary shares, S$0.01 par value per share (the "ORDINARY SHARES"), (b) senior or subordinated debt securities of the Company, in one or more series (the "DEBT SECURITIES"), and (c) warrants to purchase Ordinary Shares or Debt Securities (the "WARRANTS", and together with the Debt Securities, the "SECURITIES"), having a maximum aggregate public offering price of up to $1,000,000,000 (or the equivalent in one or more foreign currencies). The Securities may be sold from time to time as set forth in the Registration Statement, the prospectus contained therein (the "PROSPECTUS") and the supplements to the Prospectus (the "PROSPECTUS SUPPLEMENTS"). We have assumed that if any Debt Securities are issued, they will only be issued pursuant to an indenture between the Company and State Street Bank and Trust Company of California, N.A. (the "TRUSTEE") in the forms filed as exhibits to the Registration Statement.

        In rendering this opinion, we have examined the following:

        (1) the Registration Statement, including the prospectus that forms a part thereof (the "PROSPECTUS");

        (2) the form of Underwriting Agreement for Debt Securities, filed as an exhibit to the Registration Statement;

        (3) the forms of indenture for senior Debt Securities and for subordinated Debt Securities and the forms of senior Debt Security and Subordinated Debt Security, each filed as an exhibit to the Registration Statement; and




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        (4)     the forms of standard provisions for warrant agreements for warrants to purchase Debt Securities and Ordinary Shares, each filed as an exhibit to the Registration Statement.

        In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any documents reviewed by us, and the due authorization, execution and delivery of all documents where authorization, due execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that certificates or instruments representing the Securities will have been properly signed by authorized officers of the Company or their agents.

        As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information included in the documents referred to above and the representations and warranties made by representatives of the Company to us. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinions expressed herein are not accurate.

        We are admitted to practice law in the state of California, and this opinion is rendered only with respect to, and no opinion is expressed herein concerning the application or effect of the laws of any jurisdiction other than,
(i) the existing laws of the United States of America, (ii) the existing laws of the state of California and (iii) solely with respect to whether or not the Debt Securities are the valid and binding obligations of the Company, the existing laws of the state of New York.

        In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of the Securities, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to the Securities and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of the Securities. We have also assumed that the terms of any Security to be established subsequent to the date hereof, the issuance and delivery of such Security and the compliance by the Company with the terms of such Security will not violate any applicable law (including, without limitation, any law relating to usury) or result in a violation of any provision of any restriction imposed by any court or governmental body having jurisdiction over the Company. We have also assumed for purposes of this opinion that the Company has been duly incorporated and is validly existing as a company under the laws of the Republic of Singapore and has the corporate power and authority to issue and sell the Securities.

        The Company has informed us that the Company intends to issue the Securities from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding




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that, prior to issuing any of the Securities, the Company will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the Registration Statement, the Prospectus and the applicable supplement to the Prospectus, as then in effect) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Securities. However, we undertake no responsibility to monitor the Company's future compliance with applicable laws, rules or regulations of the Commission or other governmental body. We also assume the Company will timely file with the Commission any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time.

        This opinion is qualified by, and is subject to, and we render no opinion with respect to, the following limitations and exceptions to the enforceability of the Debt Securities and the Warrants to purchase Debt
Securities:

        (a) the effect of the laws of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, and other similar laws now or hereinafter in effect relating to or affecting the rights and remedies of creditors;

        (b) the effect of general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, public policy and unconscionability, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, regardless of whether considered in a proceeding in equity or at law;

        (c) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; and

        (d) the effect of California, New York and federal laws relating to usury or permissible rates of interest for loans, forebearances or the use of money.

        In addition to the foregoing, the opinion set forth in paragraph 1 below is further subject to the following exceptions, limitations and qualifications:

        (x) we express no opinion with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; and

        (y) we express no opinion concerning the enforceability of the judgment currency provision contained in Section 13.09 of the forms of indenture filed as exhibits to the Registration Statement.

        We assume for purposes of the opinion set forth in paragraph 1 that the applicable indenture has been duly authorized by all necessary corporate action by the Company and has been duly executed and delivered by the Company.




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        We assume for purposes of the opinion set forth in paragraph 2 that the applicable warrant agreement has been duly authorized by all necessary corporate action by the Company, including reservation for future issuance of a sufficient number of authorized Ordinary Shares of into which such Warrants may be exercisable, if and as applicable, and has been duly executed and delivered by the Company.

        Subject to the foregoing and the other qualifications set forth herein, it is our opinion that, as of the date hereof:

        1. When (i) the issuance of the Debt Securities has been duly authorized by appropriate corporate action of the Company (including, if required, its shareholders) including reservation for future issuance of a sufficient number of authorized Ordinary Shares into which such Debt Securities may be convertible, (ii) an indenture relating to such Debt Securities in the form filed with the Registration Statement as an exhibit has been duly authorized and validly executed and delivered by each of the Company and the Trustee, (iii) the form and terms of the Debt Securities have been duly established in accordance with the indenture pursuant to resolutions duly adopted by the Board and as set forth in an officer's certificate or supplemental indenture duly authorized by the Board and duly executed by an authorized officer of the Company, and (iv) instruments representing such Debt Securities have been duly executed and authenticated in accordance with the terms of the appropriate indenture and issued, sold and delivered (A) in the manner and for the consideration approved by the Board and, if required, the shareholders and as stated in the Registration Statement, the Prospectus and any amendments or supplements thereto (as amended as of the date of such issuance, sale and delivery) and any applicable definitive purchase, underwriting or similar agreement, and (B) if upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board and for the consideration approved by the Board and provided for in the terms of such Security, then the Debt Securities will be validly issued and will constitute valid and binding obligations of the Company.

        2. When (i) the issuance of the Warrants has been duly authorized by appropriate corporate action of the Company (including, if required, its shareholders), including reservation for future issuance of a sufficient number of authorized Ordinary Shares into which such Warrants may be exercisable, if and as applicable, (ii) a warrant agreement to purchase Debt Securities or Ordinary Shares, as the case may be, containing the applicable standard provisions for a warrant agreement in the form filed as an exhibit to the Registration Statement, has been duly authorized and validly executed and delivered by the Company and, if applicable, the warrant agent appointed by the Company, and (iii) such Warrants have been duly executed and authenticated in accordance with the terms of the appropriate agreement and issued, sold and delivered in the manner and for the consideration approved by the Board and as stated in the Registration Statement, the Prospectus and any amendments of supplements thereto (as amended as of the date of such issuance, sale and delivery) and any applicable definitive purchase, underwriting or similar agreement, then the Warrants will be validly issued, and solely with respect to Warrants to purchase Debt Securities, will be valid and binding obligations of the Company.




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        We consent to the use of this opinion as an exhibit to the Registration
Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus and, provided that the conditions set forth in this letter are satisfied, any amendments or supplements thereto. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act or by the rules and regulations promulgated thereunder.

        This opinion is intended solely for use in connection with the issuance and sale of Securities subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion speaks as of the date first above written, and we assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

                                            Very truly yours,

                                            FENWICK & WEST LLP



                                            By:   /s/  David K. Michaels
                                                ------------------------
                                                David K. Michaels, a Partner

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